UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 5, 2011

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2011, Tesla Motors, Inc. (“Tesla”) entered into a Supply Agreement (the “Agreement”) with Panasonic Corporation (“Panasonic”) for the supply of lithium ion battery cells. Pursuant to the Agreement, Tesla will purchase from Panasonic a certain portion of its lithium ion battery cell needs for its batteries at long-term preferential pricing. The Agreement generally provides for purchase of lithium ion battery cells through December 31, 2015. The Agreement also contains standard warranty, indemnification and other provisions.

Tesla and Panasonic previously entered into a Supply Agreement in July 2009 for the supply of cells for one of Tesla’s battery packs. In January 2010, Tesla announced that it was collaborating with Panasonic on the development of next-generation electric vehicle cells based on nickel-based lithium ion chemistry.

Panasonic purchased $30.0 million of Tesla’s common stock in a private placement transaction that closed in November 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja

Deepak Ahuja Chief Financial Officer

Date: October 11, 2011